                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                   ------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): January 31, 2001

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                            METRO-GOLDWYN-MAYER INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                           1-13481               95-4605850
   (State or other jurisdiction           (Commission         (I.R.S. Employer
 of incorporation or organization)        File Number)       Identification No.)

 2500 Broadway Street, Santa Monica, CA                      90404
(Address of Principal Executive Offices)                   (Zip Code)

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                                 (310) 449-3000
              ---------------------------------------------------
              (Registrant's telephone number, including area code)

                                      None
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report.)
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Item 5.  Other Events

     Metro-Goldwyn-Mayer Inc. (the "Company") has entered into an agreement, dated January 31, 2001 (the "Agreement"), with Rainbow Media Holdings, Inc.
("Rainbow") four of Rainbow's subsidiaries and, as to certain items, with Cablevision Systems Corporation. A copy of the Agreement is attached hereto as
Exhibit 10.1 and incorporated herein by reference. Pursuant to the terms of the Agreement, the Company through a wholly-owned subsidiary will make an investment aggregating $825 million in two general partnerships owned by Rainbow. As a result, the Company will acquire, through a subsidiary, a 20% interest in each of these partnerships. The partnerships own and operate the cable television channels American Movie Classics, Bravo, the Independent Film
Channel and WE: Women=s Entertainment (formerly known as Romance Classics).

     On February 1, 2001, the Company disseminated a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the Agreement.

Item 7.  Exhibits

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
10.1  Agreement Between Metro-Goldwyn-Mayer Inc. and Rainbow Media Holdings Inc.
      To Acquire Twenty-Percent Interest In The Rainbow Networks (AMC, Bravo,
      IFC, WE: Women=s Entertainment And Digital Suites), dated January 31, 2001.

99.1  Press Release of Cablevision Systems Corporation and Metro-Goldwyn-Mayer
      Inc., dated February 1, 2001.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 METRO-GOLDWYN-MAYER INC.


Date: February 2, 2001           By: /s/ William A. Jones
                                     ___________________________________
                                     Name:  William A. Jones
                                     Title: Senior Executive Vice President
                                            and Secretary